Exhibit 23.3

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-4 of our report dated October 3, 2001, appearing in the Current Report on Form 8-K/A of Fisher Scientific International Inc. filed on January 11, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Warady & Davis LLP
Deerfield, Illinois
May 14, 2002